UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2010

CHUGACH ELECTRIC ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska		99518
(Address of Principal’s Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K originally filed on December 22, 2010, by Chugach Electric Association, Inc. amends the Current Report only in certain respects and restates the Current Report, as amended.  This Amendment No. 1 supplements Item 5.02 to disclose the committee appointments of the recently elected Director.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, the Board of Directors voted to appoint S. Douglas Robbins as a director to fill the vacancy left by the passing of Director Elizabeth “Pat” Kennedy.  Mr. Robbins is a retired petroleum geologist with twenty-six years of experience in petroleum exploration and production, including thirteen years of management experience.  Mr. Robbins’s term will expire in May of 2011.

On January 12, 2011, Mr. Robbins was appointed to the board’s Operations, Finance and Audit Committees.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 13, 2011	CHUGACH ELECTRIC ASSOCIATION, INC.

		By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer